EXHIBIT 3

Agreement for Joint Filing

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned each hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto (the “Schedule 13D”) with respect to the common stock no par value, of PokerTek, Inc., and further agrees that this Joint Filing Agreement be included as an exhibit to the Schedule 13D provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing; unless such person knows or has reason to believe that such information is inaccurate.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 24th day of January, 2006.

ARISTOCRAT INTERNATIONAL PTY. LIMITED

By:
/s/ Bruce J. Yahl
	BY:	Bruce J. Yahl
	TITLE:	Secretary

ARISTOCRAT LEISURE LIMITED

By:
/s/ Bruce J. Yahl
	BY:	Bruce J. Yahl
	TITLE:	Secretary